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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PENNZOIL COMPANY
                           (AS OF DECEMBER 31, 1993)

                                                                          PERCENTAGE  PERCENTAGE
                                                                           OF          OF
                                                                          VOTING      VOTING
                                                                          SECURITIES  SECURITIES
                                                                          OWNED       OWNED
                                                                           BY          BY
                                                                          PENNZOIL    IMMEDIATE
                                                                          COMPANY     PARENT
                                                                          -----       -----
Duval Sales International, S.A. (Belgium)..............................    100%
Jiffy Lube International, Inc. (Nevada)................................    100%
     American Oil Change Corporation (Delaware)........................                100%
     Heritage Merchandising Co., Inc. (Virginia).......................                100%
     Jiffy Lube Capital Corporation (Delaware).........................                100%
     Jiffy Lube International of Maryland, Inc. (Maryland).............                100%
Pennzoil Exploration and Production Company (Delaware).................    100%
     Cachuma Gas Processing Company (Delaware).........................                100%
     Capitan Oil Pipeline Company (Delaware)...........................                100%
     Pennzoil Gas Marketing Company (Delaware).........................                100%
     Pennzoil International Company (Delaware).........................                100%
          Pennzoil Caspian Corporation (British Virgin Islands)........                100%
          Pennzoil Papua New Guinea, Inc. (Delaware)...................                100%
          Pennzoil Siberia Corporation (British Virgin Islands)........                100%
     Pennzoil Petroleums Ltd. (Delaware)...............................                100%
     Sisquoc Gas Pipeline Company (Delaware)...........................                100%
Pennzoil Petroleum Company (Delaware)..................................    100%
     Pennzoil Petroleum Pipeline Company (Delaware)....................                100%
Pennzoil Products Company (Nevada).....................................    100%
     Atlas Processing Company (Delaware)...............................                100%
     Pennzoil Overseas B.V. (Netherlands)..............................                100%
          Americol B.V. (Netherlands)..................................                100%
          Pennzoil Deutschland GmbH Mineralolvertrieb (Germany)........                100%
          Pennzoil Espanola S.A. (Spain)...............................                 50%
     Pennzoil Products Australia Company (Nevada)......................                100%
     Sisma, Inc. (Nevada)..............................................                100%
     The Eureka Pipe Line Company (West Virginia)......................                100%
     UMW Pennzoil Distributors SDN. BHD. (Malaysia)....................                 50%
Richland Development Corporation (Nevada)..............................    100%
     Duval Corporation of Indonesia (Delaware).........................                100%
     Inco Real Estate Company (Nevada).................................                100%
     Savannah Company Limited (Bermuda)................................                100%
     Vermejo Park Corporation (Delaware)...............................                100%
          Vermejo Minerals Corporation (Delaware)......................                100%